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                                               Filed Pursuant to Rule 424(b)(2)
                                           Registration Statement No. 333-09919


                           Enron Oil & Gas Company

                Prospectus Supplement dated December 11, 1996
                    to Prospectus dated September 12, 1996



    On December 11, 1996, Enron Corp. sold 7,830,000 shares of the Common Stock of Enron Oil & Gas Company at a price of $26.00 per share. The sale was to an institutional investor in a negotiated transaction.